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                                                                    EXHIBIT 99.1


                          GAYLORD ENTERTAINMENT COMPANY
                             AUDIT COMMITTEE CHARTER

                               STATEMENT OF POLICY

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, the legal and ethical conduct of the Company and its employees relating to preparation of financial information, and the audit process.

                               OPERATING POLICIES

1. The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. The Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced or added by the Board at any time.

3. The Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall meet periodically with management, the internal auditors and the Independent Accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

                               COMMITTEE AUTHORITY

1. The Audit Committee shall have the sole authority to appoint or replace the Independent Accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Independent Accountant (including resolutions of disagreements between management



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         and the Independent Accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Independent Accountant shall report directly to the Audit Committee.

2. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Accountant, subject to the de minimums exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

3. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

4. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Accountant for the purpose of rendering or issuing an audit report and to any advisor employed by the Audit Committee.

                                RESPONSIBILITIES

In meeting its responsibilities, the Audit Committee is expected to:

1. Review its charter on an annual basis and, as appropriate, recommend amendments to the Board.

2. Request and review a statement from the Independent Accountant delineating all relationships between the Independent Accountant and the Company to determine the independence of the Independent Accountant, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented.

3. Provide an open and independent avenue of communication between Internal Audit, the Independent Accountant, and the Board of Directors.

4. Review and recommend to the Board of Directors the appointment, replacement, reassignment, or dismissal of any member of the Internal Audit Department.

5. Inquire of Director of Internal Audit, the Independent Accountant, and appropriate management about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

6. Review and approve with the Director of Internal Audit and the Independent Accountant (a) the audit scope and plan of Internal Audit and (b) the audit scope and plan of the Independent Accountant.




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7.      Review with the Head of Internal Audit and the Independent Accountant
        the coordination of Internal Audit and Independent Accountant to assure completeness of coverage, reduction of redundant efforts, and the effective use of Internal Audit resources.

8.       Discuss with the Independent Accountant:

         (a)      The Independent Accountant's independence.

         (b) The matters required to be reported by the Independent Accountants by Statement on Auditing Standards No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company's financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company.

9.       Review and discuss with management and the Independent Accountant:

         (a) The Company's quarterly and annual financial statements and related footnotes.

         (b) The Independent Accountant's audit of the annual financial statements and the report thereon.

         (c) The Independent Accountant's audit plan and any significant changes thereto.

         (d) Any difficulties or disputes with management encountered during the course of the audit.

         (e) The selection, application and disclosure of critical accounting policies used in the Company's financial statements.

         (f)      Any material related party transactions.

         (g) Other matters related to the conduct of the audit which are to be communicated to the Committee under Generally Accepted Auditing Standards.

         (h) Any observations or recommendations made in writing by the Independent Accountant to management regarding its policies and procedures, and the status of the response by management to such observations or recommendations.

         (i) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments; and the treatment preferred by the Independent Accountant.

         (j) Other material written communications between the Independent Accountant and management, such as any management letter or schedule of unadjusted differences.



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10.      Consider and review with management and the Head of Internal Audit:

         (a) All significant findings, recommendations and follow-up activity of Internal Audit together with management's responses.

         (b) Any difficulties encountered in the course of its audits, including any restrictions on the scope of its work or access to required information.

         (c) The planned scope of its audit plan and any significant changes thereto.

         (d)      The Internal Audit Department budget and staffing.

         (e)      The Internal Audit Department charter.

         (f) Internal Audit's compliance with the IIA's Standards for the Professional Practice of Internal Auditing.

11. Review filings with the SEC and other published documents containing the Company's financial statements. Consider whether the information contained in these documents is consistent with the information contained in the financial statements and is in compliance with applicable regulatory requirements. Recommend to Board of Directors whether the audited annual financial statements should be included in the Company's Annual Report on Form 10-K.

12. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

13. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

14. Review and evaluate the lead partner of the Independent Accountant team.

15. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.



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16.      Obtain and review a report from the Independent Accountant at least annually regarding (a) the Independent Accountant's internal quality-control procedures, (b) any material issues by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and
         (d) all relationships between the Independent Accountant and the Company. Evaluate the qualifications, performance and independence of the Independent Accountant, including considering whether the auditor's quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the Independent Accountant to the Board.

17. Recommend to the Board policies for the Company's hiring of employees or former employees of the Independent Accountant who participated in any capacity in the audit of the Company.

18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Review policies and procedures with respect to officer's expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the Independent Accountant.

20. As necessary, review with the Head of Internal Audit and the Independent Accountant the results of their review of the Company's actions in monitoring compliance with the Corporate Code of Conduct.

21. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

22. As requested by the Director of Internal Audit and/or the Independent Accountant, meet with the Director of Internal Audit, the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believe should be discussed privately with the Committee.

23. Perform other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.





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